                                                               Execution Version


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                            ASSET PURCHASE AGREEMENT


                                      among




                           ABFS WAREHOUSE TRUST 2003-1
                                    as Seller


                                       and


                           ABFS WAREHOUSE TRUST 2003-2
                                  as Purchaser


                          Dated as of October 14, 2003







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

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT, dated as of October 14, 2003 (this "Agreement"), between ABFS WAREHOUSE TRUST 2003-1, a Delaware statutory trust (the "Seller") and ABFS WAREHOUSE TRUST 2003-2, a Delaware statutory trust (the "Purchaser").

                               W I T N E S S E T H

         WHEREAS, Seller owns and from time to time originates and acquires certain Mortgage Loans (as defined in the Loan Agreement defined below) as described in the APA Assignment (as hereinafter defined) secured primarily by mortgages, deeds of trust and security deeds on certain Mortgaged Properties (as defined in the Loan Agreement) and the Mortgage Loan Documents (as defined in the Loan Agreement) related thereto;

         WHEREAS, (a) the Mortgage Loans, (b) the related Mortgage Loan Documents together with all promissory notes, and Servicing Records and any other collateral pledged or otherwise relating to such Mortgage Loans, all files, material documents, instruments, surveys, certificates, correspondence, appraisals, computer records, computer storage media, accounting records and books and records relating thereto, (c) the related Mortgaged Properties or any interest in real property collateralizing any Mortgage Loan, (d) the related Mortgage Files, (e) the related Servicing Files, (f) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loans and all claims and payments thereunder,
(g) all other insurance policies and insurance proceeds relating to any Mortgage Loans or the related Mortgaged Property, (h) all Interest Rate Protection Agreements (as defined in the Loan Agreement defined below), (i) all rights under the Servicing Agreement (as defined in the Loan Agreement), the Custodial Agreement (as defined in the Loan Agreement) or any other document related to Mortgage Loans or the related Mortgaged Properties, (j) all purchase or take-out commitments relating to or constituting any or all of the related Mortgage Loans or the Mortgaged Properties, and (k) all of the Seller's right, title and interest in and to the Initial Asset Purchase Agreement (as defined in the Loan Agreement); together with any other property and any other rights related thereto the foregoing assets and property described in (a) through (k) are hereinafter referred to, collectively, as the "Assets");

         WHEREAS, the parties hereto desire that on each Transfer Date (as defined in the related APA Assignment) the Seller sell all of its right, title and interest in and to certain of the Assets to Purchaser pursuant to the terms of this Agreement; and

         WHEREAS, the Purchaser and Chrysalis Warehouse Funding, LLC (with its successors and assigns, the "Lender"), will be parties to the Master Loan and Security Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement"), pursuant to which the Lender shall agree, subject to the terms and conditions of the Loan Agreement, to make revolving credit loans to the Purchaser to finance the Purchaser's acquisition of the Assets.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                            DEFINITIONS; CONSTRUCTION

              Section 1.01 Definitions. For purposes of this Agreement all capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement.

              Section 1.02 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a record and any record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

                                   ARTICLE II

                    SALE OF ASSETS; PAYMENT OF PURCHASE PRICE

              Section 2.01 Sale of Assets to Purchaser. On the terms and conditions of this Agreement:

              (a) On each Transfer Date, Seller agrees to offer for sale, and to sell, transfer, assign, set over and otherwise convey absolutely and not as collateral security, without recourse, the Assets described in the related APA Assignment substantially in the form attached hereto as Exhibit A (the "APA Assignment") to the Purchaser and to deliver, transfer, assign, set over and otherwise convey absolutely and not as collateral security, without recourse, all of its rights under and to the related Mortgage Loan Documents, to the Purchaser or such other Person at the Purchaser's direction, as applicable, and the Purchaser agrees to purchase such Assets offered for sale by the Seller.

              (b) The price paid by the Purchaser for the Assets sold on each Transfer Date (the "Sales Price") shall be the sum of the Collateral Values as of the Transfer Date with respect to the Assets conveyed on such date (determined after giving effect to all payments of principal received thereon on or prior to the Cut-off Date as set forth in the related APA Assignment).

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              (c) On each Transfer Date, Seller shall sell, transfer, assign, set over and otherwise convey absolutely and not as collateral security, without recourse, to the Purchaser the Assets and the Purchaser shall pay or cause to be paid to the Seller or to such other Person at the direction of Seller the Sales Price in respect of such Assets; provided, however, that the Purchaser's obligation under this clause (c) shall be subject to the satisfaction of each of the following conditions on or prior to such Transfer Date:

                  (i) the Seller shall have delivered to the Purchaser a duly executed APA Assignment with respect to all of the Assets conveyed on such Transfer Date, which shall have attached thereto an Asset Schedule (as defined in the APA Assignment) setting forth the appropriate information with respect to all Assets conveyed on such Transfer Date and shall have delivered to the Lender a computer readable transmission of such Asset Schedule;

                  (ii) the Seller shall have provided to the Servicer for deposit in the related Collection Account all collections received with respect to each of the Assets relating to the period after the applicable Cut-off Date (as set forth in the related APA Assignment);

                  (iii) as of such date, neither the Seller nor the Purchaser shall (A) be insolvent, (B) be made insolvent by its respective sale or purchase of Assets or (C) have reason to believe that its insolvency is imminent;

                  (iv) the Seller shall have delivered the underlying Mortgage Files conveyed on such Transfer Date to the Custodian in accordance with the Custodial Agreement and the Purchaser and the Lender shall have received a copy of the Custodian Loan Transmission and Exception Report and a copy of the Trust Receipt;

                  (v) each of the representations and warranties made by Seller set forth in Schedules 1 and 2 shall be true and correct as of the related Transfer Date with the same effect as if then made, and Seller shall have performed all obligations to be performed by it under each of the related Mortgage Loan Documents on and prior to such Transfer Date;

                  (vi) the Seller shall, at its own expense, on the Transfer Date, indicate in its computer files that the Assets identified in the related APA Assignment have been sold to the Purchaser pursuant to this Agreement and provide evidence of the same to the Purchaser and Lender in form and substance satisfactory to Lender within one Business Day of the Transfer Date;

                  (vii) the Seller shall have taken any action requested by the Purchaser or the Lender required to maintain the ownership interest of the Purchaser in the Collateral and the first priority perfected security interest therein of the Lender; and

                  (viii) all conditions precedent in Sections 2.03, 5.01 and
         5.02 of the Loan Agreement shall have been satisfied.

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              (d) Each of the conveyances contemplated hereby shall be sales from the Seller to the Purchaser of all of the Seller's right, title and interest in and to the Assets. Notwithstanding the foregoing, in the event the transactions set forth herein are deemed not to be sales, Seller hereby grants to the Purchaser a security interest in all of Seller's right, title and interest in, to and under the Assets, whether now existing or hereafter created, to secure Seller's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law, in which event Purchaser shall have all the rights and remedies of a secured party under the Uniform Commercial Code and other applicable law.

              Section 2.02 Obligations of Seller.

              (a) Within ten days after the Closing Date (or such other time as may be agreed to by Lender including, as agreed in the Custodial Agreement) and on or prior to each Transfer Date, the Lender shall have received evidence satisfactory to it of (i) the completion of all recordings, registrations and filings as may be necessary or, in the opinion of the Lender, desirable to perfect or evidence the sale and assignment by the Seller to the Purchaser of the Seller's ownership interest in the Assets, the related property and the proceeds thereof, and (ii) the completion of all recordings, registrations and filings as may be necessary or, in the opinion of the Lender, desirable to perfect or evidence the grant of a first priority perfected security interest in the Assets, the related property and the proceeds thereof granted by the Seller in favor of the Purchaser (as contemplated by Section 2.01(d)). Seller agrees to file all necessary continuation statements and any amendments to the UCC-1 financing statements necessary to perfect the interest of the Purchaser and the Lender in and to the Assets and the Purchaser's rights under this Agreement and to take such other action as may be necessary or, in the opinion of the Purchaser or the Lender, desirable to perfect or evidence the Purchaser's and the Lender's interest in the Assets and the Purchaser's rights under this Agreement conveyed under the Loan Documents.

              (b) (i) In connection with each sale of an Asset hereunder, Seller shall deliver to and deposit with the Custodian, on behalf of the Purchaser for the benefit of Purchaser and Lender, the underlying Mortgage File with respect to each Asset conveyed on such Transfer Date on or before the related Transfer Date. With respect to any Assets that are set forth as exceptions in the Custodian Loan Transmission and Exception Report, Seller hereby agrees and covenants that it shall take all such actions and shall perform all such obligations, on behalf of the Purchaser, and Lender necessary to cure such exceptions, repurchase such Assets or provide substitute Eligible Mortgage Loans in accordance with Section 5 of the Custodial Agreement.

                  (ii) It is understood and agreed that the obligations set forth in Section 2.02(b)(i) shall survive delivery of the Mortgage Files to the Custodian (as the agent of the Purchaser and Lender) and shall inure to the benefit of the Purchaser and the Lender.

              (c) In connection with each sale of an Asset hereunder, Seller shall deliver to, and deposit with the Custodian, as the designated agent of the Purchaser and the Lender, on or before the related Transfer Date, the underlying Mortgage File with respect to the Mortgage Loan conveyed on such Transfer Date.

              (d) Seller hereby further confirms to the Purchaser that, within one Business Day of the Closing Date and each Transfer Date, it shall provide evidence to the Purchaser and the Lender that the portions of Seller's electronic ledger relating to the Assets have been clearly and unambiguously marked to indicate that the Assets have been sold to the Purchaser hereunder, and the Assets have been pledged to the Lender by the Purchaser.

              (e) On and after each Transfer Date, the Purchaser shall own the Assets which have been identified as being sold by the applicable APA Assignment, and the Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any such conveyed Asset.

              Section 2.03 Dispositions.

              Seller hereby agrees and covenants that in connection with each disposition of Assets it shall perform, on behalf of Purchaser, such duties and take such actions as specified in Sections 7.17, 7.20, 7.21, 7.22, 7.28. 11.15 and 11.16 of the Loan Agreement.

                                  ARTICLE III

                               REPRESENTATIONS AND
                         WARRANTIES; REMEDIES FOR BREACH

              Section 3.01 Seller's Representations and Warranties. (a) Seller makes each of the representations and warranties set forth in Schedule 1 hereto to the Purchaser (i) as of the Closing Date, (ii) as of each Transfer Date with respect to the Assets conveyed on such Transfer Date, and (iii) as of each date on which an Eligible Mortgage Loan is being substituted in accordance with
Section 5 of the Custodial Agreement (each, a "Substitution Date").

              (b) Seller further makes, as of the Closing Date, as of each Transfer Date and as of each Substitution Date, each of the representations and warranties set forth in Schedule 2 hereto.

It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Files to the Custodian (as the agent of the Purchaser and Lender) and shall inure to the benefit of the Purchaser, the Servicer, the Custodian, and the Lender. Upon the discovery by the Servicer, the Custodian, the Seller, the Purchaser, or the Lender of a breach of any of the representations and warranties of the Seller set forth in Schedule 1 or 2 hereto that materially and adversely affects the value of any of the Assets, or the interests of the Lender in any Asset, with respect to which such representation or warranty is made, the Seller shall (a) promptly cure such breach in all material respects, (b) purchase such Mortgage Loan on the next succeeding Payment Date, at the Repurchase Price (as hereinafter defined), or (c) remove such Mortgage Loan from the Owner Trust Estate (as defined in the 2003-2 Trust Agreement) and substitute one or more Eligible Mortgage Loans. Repurchase Price shall mean with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the date of re-purchase, plus all accrued and unpaid interest on such principal balance computed, as of the date of re-purchase, at the Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances (as defined in the Servicing Agreement) made by the Servicer with respect to such Mortgage Loan, which purchase price shall be deposited in the Collection Account on the next succeeding Determination Date (as defined in the Servicing Agreement), after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Collection Account for future payment to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan. The obligations of the Seller set forth herein to cure such breach or substitute for or repurchase an affected Asset or, as the case may be, shall constitute the sole remedies available hereunder to the Purchaser respecting a breach of the representations and warranties contained in Section 3.01(a) and (b) hereof or Schedules 1 and 2 hereto.

              Section 3.02 Reconstitution of Mortgage Loans.

              (a) The Seller acknowledges that with respect to some or all of the Mortgage Loans, such Mortgage Loans may be subject to:

                  (i) one or more sales as whole loan transfers by the Purchaser (each, a "Whole Loan Transfer"); and/or

                  (ii) one or more sales as public or private pass-through transfers (each, a "Pass-Through Transfer").

              (b) With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, the Seller agrees:

                  (i) to cooperate with any prospective purchaser with respect to all reasonable requests and due diligence procedures (including participating in a reasonable number of meetings with rating agencies, bond insurers and such other parties as Purchaser shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information as reasonably requested by such purchasers), and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Mortgage Loan documents and other related documents, and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

                  (ii) to execute all reconstitution agreements reasonably required to be executed by the Seller in connection with such Pass-Through Transfer or Whole Loan Transfer (including a mutually acceptable assignment assumption and recognition agreement);

                  (iii) to deliver for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information reasonably requested, and which the Seller is capable of providing without unreasonable effort or expense, and to deliver any similar non public, unaudited financial information and such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to the above as shall be reasonably requested, and to indemnify a certain Person for material misstatements or omissions contained in such information;

                  (iv) to deliver such statements and audit letters of reputable, certified public accountants pertaining to information pursuant to clause (iv) above as shall be reasonably requested; and

                  (v) to deliver such legal documents and in-house opinions of counsel as are customarily delivered by originators or servicers, as the case may be in connection with Whole Loan Transfers or Pass-Through Transfers.

              (c) With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, the Servicer agrees to make all the representations and warranties set forth in Schedule 1 and 2, as of the date of the Whole Loan Transfer or Pass-Through Transfer (1) modified to the extent necessary to reflect the pool statistics of the Mortgage Loans as of the date of such Whole Loan Transfer or Pass-Through Transfer, (2) supplemented by additional representations and warranties that are not unreasonable under the circumstances as of the date of such Whole Loan Transfer or Pass-Through Transfer and to the extent that any events or circumstances, including changes in applicable law occurring subsequent to the related closing date(s), would render a related Mortgage Loan unmarketable to a material segment of the secondary mortgage or mortgage-backed securities market if such additional representations and warranties were not made, and (3) subject to exceptions relating to conditions or circumstances with respect to the Mortgage Loans that arose after the Transfer Date and are identified by the Servicer.

                                   ARTICLE IV

                                SELLER COVENANTS

              Section 4.01 No Further Sale or Transfer. Seller hereby covenants that except for the sales hereunder and transactions contemplated by the Loan Documents, Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on, any Asset, or any interest therein.

              Section 4.02 Defense of Right, Title and Interest. Seller will defend the right, title and interest of the Purchaser in, to and under the Assets against all claims of third parties claiming through or under Seller.

              Section 4.03 Separateness Covenants. Seller hereby covenants that it will not take any actions or fail to take any actions which would cause the Purchaser to violate the covenants set forth in Article V.

              Section 4.04 Further Assurances. Whenever and so often as reasonably requested by the Purchaser, or the Lender, Seller shall promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents, or assurances, and promptly do or cause to be done all such other things, as may be necessary and reasonably required to vest more fully in the requesting party all rights, both directly and indirectly, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon it by this Agreement.

                                   ARTICLE V

                               PURCHASER COVENANTS

              The Purchaser hereby covenants that it will:

              (a) maintain books and records separate from any other person or entity;

              (b) maintain its bank accounts separate from any other person or entity;

              (c) not commingle its assets with those of any other person or entity;

              (d) conduct its own business in its own name;

              (e) other than as contemplated by the Basic Documents (as defined in the 2003-2 Trust Agreement) and related documentation, pay its own liabilities and expenses only out of its own funds;

              (f) observe all formalities required under the Statutory Trust Statute (as defined in the 2003-2 Trust Agreement);

              (g) enter into transactions with Affiliates only if each such transaction is intrinsically fair, commercially reasonable, and on the same terms as would be available in an arm' s length transaction with a person or entity that is not an Affiliate;

              (h) not guarantee or become obligated for the debts of any other entity or person;

              (i) not hold out its credit as being available to satisfy the obligation of any other person or entity;

              (j) not acquire the obligations or securities of its Affiliates;

              (k) other than as contemplated by the Basic Documents and related documentation, not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity;

              (l) other than as contemplated by the Basic Documents and related documentation, not pledge its assets for the benefit of any other person or entity;

              (m) hold itself out as a separate entity from the Seller and not conduct any business in the name of the Seller;

              (n) correct any known misunderstanding regarding its separate identity; and

              (o) not identify itself as a division of any other person or entity.

                                   ARTICLE VI

                                   TERMINATION

              Section 6.01 Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate upon payment in full of all Obligations under the Loan Agreement.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

              Section 7.01 Amendment. This Agreement may be amended from time to time with the prior written consent of the Lender, in its sole discretion, by a written agreement signed by the Seller and the Purchaser.

              Section 7.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan, City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process is made by any lawful means. Nothing in this Section 7.02 shall affect the right of any party hereto or its assignees, or of the Lender or its assignees, to bring any other action or proceeding against any party hereto or its property in the courts of other jurisdictions.

              Section 7.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof if (i) personally delivered or mailed by registered mail, postage prepaid, or (ii) transmitted by facsimile (with a copy delivered by overnight courier) upon telephone confirmation of receipt of such transmission, as follows:

              (a) if to the Seller:

                       ABFS Warehouse Trust 2003-1
                       c/o Wilmington Trust Company as Owner Trustee Rodney Square North
                       1100 North Market Street
                       Wilmington, DE 19890
                       Attention: Corporate Trust Administration
                       Telecopy number: (302) 636-4140
                       Telephone number: (302) 651-8882

                       With copies to:

                       American Business Credit, Inc.
                       The Wanamaker Building
                       100 Penn Square East
                       Philadelphia, PA 19107
                       Attention: Steve Giroux, Esq., General Counsel Telecopy number: (215) 940-4537
                       Telephone number: (215) 940-4000

                       with a copy to:

                       Blank Rome LLP
                       One Logan Square
                       Philadelphia, PA 19103-6998
                       Attention: Lawrence F. Flick II
                       Telecopy number: (215) 832-5556
                       Telephone number: (215) 569-5556

or, such other persons and at such other addresses, facsimile numbers and confirmation numbers as may hereafter be furnished to the Purchaser in writing by ABFS.

              (b) if to the Purchaser:

                       ABFS Warehouse Trust 2003-2
                       c/o Wilmington Trust Company as Owner Trustee Rodney Square North
                       1100 North Market Street
                       Wilmington, DE 19890
                       Attention: Corporate Trust Administration
                       Telecopy number: (302) 636-4140
                       Telephone number: (302) 651-8882

                       With copies to:

                       American Business Credit, Inc.
                       The Wanamaker Building
                       100 Penn Square East
                       Philadelphia, PA 19107
                       Attention: Steve Giroux, Esq., General Counsel Telecopy number: (215) 940-4537
                       Telephone number: (215) 940-4000

                       Blank Rome LLP
                       One Logan Square
                       Philadelphia, PA 19103-6998
                       Attention: Lawrence F. Flick II
                       Telecopy number: (215) 832-5556
                       Telephone number: (215) 569-5556
or such other addresses, facsimile numbers and confirmation numbers as may hereafter be furnished to the Seller in writing by the Purchaser.

              Section 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

              Section 7.05 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

              Section 7.06 Further Agreements. The Seller and the Purchaser each agree to execute and deliver to the other such amendments to documents and such additional documents, instruments or agreements as reasonably may be necessary or appropriate to effectuate the purposes of this Agreement or in connection with the offering of securities representing interests in the Assets.

              Section 7.07 Recordation and Sales. The Purchaser is hereby purchasing the Assets and the Seller is hereby selling the Assets. Accordingly, as of the Closing Date and as of each Transfer Date, the sale of each of the Assets conveyed by the Seller on the Closing Date or such Transfer Date shall be reflected on the balance sheets and other financial statements (including the footnotes thereto) of the Seller as a sale of such Assets by the Seller under GAAP.

              Section 7.08 Successors and Assigns; Assignment of Purchase Agreement. This Agreement shall bind Seller and the Purchaser and inure to the benefit of and be enforceable by Seller, and the Purchaser, together with the Lender as a third party beneficiary. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of each of the Purchaser and the Lender, which consent shall be at each such Person's sole discretion. The parties hereto acknowledge that the Purchaser will borrow under the Loan Agreement, with its obligations thereunder secured by such Assets. As an inducement to the Purchaser to purchase the Assets and to the Lender to enter into the Loan Agreement with the Purchaser, Seller acknowledges and consents to the assignment by the Purchaser to the Lender of all of the Purchaser's rights against the Seller pursuant to this Agreement and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Purchaser or the Lender. Such enforcement of a right or remedy by the Purchaser or the Lender, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

              Section 7.09 Survival. The representations and warranties set forth in Article III and the provisions of Articles II, IV, V, VI and VII shall survive the Purchaser's purchase of the Assets hereunder.

              Section 7.10 Restrictions on Transfer. Aside from any of Seller's repurchase obligations pursuant to Section 3.01(c), the Purchaser shall not be permitted to transfer, assign, set over, contribute or sell the Assets to the Seller. Any such transfer shall be null and void and of no force and effect whatsoever.

              Section 7.11 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of ABFS Warehouse Trust 2003-1 and as Owner Trustee of ABFS Warehouse Trust 2003-2, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Seller and Purchaser is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Seller and Purchaser, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller and Purchaser or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Seller and Purchaser under this Agreement or any other related documents.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Asset Purchase Agreement to be duly executed on their behalf by their respective officers thereunto duly authorized as of the day and year first above written.

                   ABFS WAREHOUSE TRUST 2003-1,
                           as Seller

                   By:     WILMINGTON TRUST COMPANY, not in its
                           individual capacity but solely as trustee of ABFS Warehouse Trust 2003-1


                           By:  /s/ Kathleen A. Pedelini
                                -----------------------------------------
                                Name:  Kathleen A. Pedelini
                                       ----------------------------------
                                Title: Financial Services Officer
                                       ----------------------------------


                   ABFS WAREHOUSE TRUST 2003-2,
                           as Purchaser

                   By:     WILMINGTON TRUST COMPANY, not in its
                           individual capacity but solely as trustee of ABFS Warehouse Trust 2003-2


                           By:  /s/ Kathleen A. Pedelini
                                -----------------------------------------
                                Name:  Kathleen A. Pedelini
                                       ----------------------------------
                                Title: Financial Services Officer
                                       ----------------------------------

                              AGREEMENT TO BE BOUND


The undersigned agrees to be bound by the provisions of Section 3.02(c) of this Asset Purchase Agreement.

Dated: October 14, 2003

                                  AMERICAN BUSINESS CREDIT, INC.:

                                     By:  /s/ Beverly Santilli
                                          --------------------------------------
                                          Name:  Beverly Santilli
                                                 -------------------------------
                                          Title: President
                                                 -------------------------------

                                   Schedule 1

                REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

         As to each Mortgage Loan that forms part of the Assets being transferred hereunder (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), Seller shall make the following representations and warranties to the Purchaser:

              (a) The information set forth in each Mortgage Loan Data Transmission with respect to the Mortgage Loan is complete, true and correct;

              (b) The information provided by the Seller or any Related Party in connection with a Mortgage Loan will be true and correct in all material respects on the date or dates when such information is furnished;

              (c) Each Mortgage is a valid and enforceable first or second lien on a fee simple (or its equivalent under applicable state law) estate in the real property securing the amount owed by the Mortgagor under the Mortgage Note subject only to Permitted Liens;

              (d) Seller has good title to, and is the sole owner of each Mortgage Loan, free of any interest, including, without limitation, any and all liens, charges or security interests of any nature of any other Person, and the Seller has granted a valid and enforceable first priority security interest in each Mortgage Loan to the Purchaser, which security interest is perfected. Furthermore, immediately prior to the grant of the aforementioned security interest to Purchaser, neither the Mortgage Loan nor any of the Mortgage Loan Documents were subject to any liens, charges or security interests of any nature of any other Person;

              (e) At origination, no Mortgage Loan had an original term to maturity of greater than 360 months;

              (f) There is no mechanics' lien or claim for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in (bb) below;

              (g) There is no delinquent tax or assessment lien against any Mortgaged Property;

              (h) Such Mortgage Loan, the Mortgage, and the Mortgage Note, including, without limitation, the obligation of the Mortgagor to pay the unpaid principal of and interest on the Mortgage Note, are each not subject to any right of rescission (or any such rescission right has expired in accordance with applicable law), set-off, counterclaim, or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto;

              (i) The Mortgaged Property is free of any material damage and is in generally good repair, and there is no pending or threatened proceeding for the total or partial condemnation of the Mortgaged Property;

              (j) Neither the Company, the Seller, or any Related Party has received a notice of default of any mortgage loan secured by the Mortgaged Property which has not been cured by a party;

              (k) Each Mortgage Note and Mortgage are in substantially the forms previously provided to the Purchaser on behalf of the Seller;

              (l) No Mortgage Loan had, at the date of origination, a Combined LTV in excess of 100.00%;

              (m) [Reserved];

              (n) The Mortgage Loans were (i) originated by an Approved Mortgage Originator in the normal course of its business or purchased by an Approved Mortgage Purchaser pursuant to an Approved Purchase Agreement, (ii) not selected by the Purchaser or Lender or the Approved Mortgage Purchaser for sale to Purchaser on any basis adverse to the Purchaser or Lender relative to the portfolio of similar mortgage loans of the Approved Mortgage Purchaser and (iii) prior to the Closing Date, serviced by the Approved Mortgage Originator or an Affiliate thereof in accordance with Accepted Servicing Practices;

              (o) With respect to such Mortgage Loan where a material portion of the estate of the related Seller is a leasehold estate, the cost of the leasehold expense has been factored into the debt-to-income calculations with respect to the related Mortgagor and the maturity date of the ground lease is later than the maturity date of the Mortgage Loan. In addition, the aforementioned ground lease is prior to any mortgage or other lien upon the related fee interest and the landlord under the ground lease has not entered into any agreement to subordinate the ground lease to future mortgages or liens on the fee interest;

              (p) Each Mortgage and related Mortgage Note contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage. The Mortgage contains customary and enforceable provisions for the acceleration of the payment of the principal balance of such Mortgage Loan in the event all or any part of the related Mortgaged Property is sold or otherwise transferred without the prior written consent of the holder thereof;

              (q) The proceeds of such Mortgage Loan have been fully disbursed, including reserves set aside by the Approved Mortgage Originator, and there is no requirement for, and neither the Seller, the Company, or any Related Party shall make any, future advances thereunder. Any future advances made prior to the applicable Funding Date have been consolidated with the principal balance secured by the Mortgage, and such principal balance, as consolidated, bears a single interest rate and single repayment term reflected on the applicable Mortgage Loan Data Transmission. The principal balance of the Mortgage Loan as of the applicable Funding Date does not exceed the original principal amount of such Mortgage Loan. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or recording such Mortgage Loan have been paid;

              (r) All Mortgage Loans were originated in compliance with the Approved Underwriting Guidelines;

              (s) Since origination, the terms of the Mortgage and the Mortgage Note have not been impaired, waived, altered, or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the mortgagee and which has been delivered to the Custodian. The substance of any such alteration or modification will be reflected on the applicable Mortgage Loan Data Transmission and, to the extent necessary, has been or will be approved by (i) the insurer under the applicable mortgage title insurance policy, and (ii) the insurer under any other insurance policy required hereunder for such Mortgage Loan where such insurance policy requires approval and the failure to procure approval would impair coverage under such policy;

              (t) No instrument of release, waiver, alteration or modification has been executed in connection with such Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the insurer under any insurance policy required hereunder for such Mortgage Loan where such policy requires approval and the failure to procure approval would impair coverage under such policy, and which is part of the mortgage file and has been delivered to the Custodian, and the terms of which are reflected in the applicable Mortgage Loan Data Transmission;

              (u) Except as disclosed in the applicable Mortgage Loan Data Transmission, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration, and neither the Approved Mortgage Originator nor the Seller has waived any such default, breach, violation or event of acceleration. All taxes, governmental assessments (including assessments payable in future installments), insurance premiums, water, sewer, and municipal charges, leaseholder payments or ground rents which previously became due and owing in respect of or affecting the related Mortgaged Property have been paid. Neither the Approved Mortgage Originator nor the Seller has advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage or the Mortgage Note;

              (v) All of the improvements which were included for the purposes of determining the Appraised Value of the Mortgaged Property were completed prior to or at the time that such Mortgage Loan was originated and lie wholly within the boundaries and building restriction lines of such Mortgaged Property. No improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (including all such improvements which were included for the purpose of determining such Appraised Value) and, with respect to the use and occupancy of the same, including, but not limited, to certificates of occupancy and fire underwriter's certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law. In addition, each Mortgaged Property (i) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (ii) is served by public utilities, water and sewer (or septic facilities), and (iii) has parking as required under applicable law;

              (w) There do not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can be reasonably expected to cause such Mortgage Loan to become delinquent or adversely affect the value or marketability of such Mortgage Loan, other than any such circumstances or conditions expressly permitted under the Approved Underwriting Guidelines;

              (x) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, (D) not doing business in such state, or (E) not required to qualify to do business in such state;

              (y) The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and convey the estate therein purported to be conveyed, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties or pursuant to a valid power-of-attorney that has been recorded with the Mortgage;

              (z) The sales, transfers and conveyances of the Mortgage Note and the Mortgage as and in the manner contemplated this Agreement are sufficient (i) to fully transfer to the Purchaser all right, title and interest of the Seller thereto as note holder and mortgagee, and (ii) to the extent that the Seller retains an interest in such Mortgage Note or Mortgage despite such sale, transfer and conveyance, to grant to Purchaser the security interest referred to in this Agreement. The Mortgage has been duly assigned by the Seller to the Purchaser, and the Mortgage Note has been duly endorsed as required under the terms of the Loan Agreement. The Assignment of Mortgage delivered pursuant to
Section 2(a) and Annex 14 of the Custodial Agreement is in recordable form and is acceptable for recording under the laws of the applicable jurisdiction. The endorsement of the Mortgage Note, the delivery to the Purchaser, of the endorsed Mortgage Note, and such Assignment of Mortgage, and the delivery of such Assignment of Mortgage to the Purchaser are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Seller, the Related Parties or the Approved Mortgage Originator, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgage Note and Mortgage by the Seller, the Related Parties or the Approved Mortgage Originator from being enforceable, even if the Purchaser does not record such Assignment of Mortgage in the applicable recording office.;

              (aa) Any and all requirements of any federal, state, or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending or disclosure laws applicable to such Mortgage Loan have been complied with, and the Subservicer shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements. The consummation of the transactions contemplated by this Agreement will not cause the violation of any such laws;

              (bb) Such Mortgage Loan is covered by an ALTA mortgage title insurance policy or such other generally used and acceptable form of policy, issued by and valid and binding obligation of a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, the Company, and the Related Parties, and its successors and assigns, as to the first or second priority lien, as applicable, of the Mortgage in the original principal amount of such Mortgage Loan. The assignment to the Purchaser of the Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer. Such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by the Loan Agreement. No claims have been made under such mortgage title insurance policy and none of the Company, the Seller, or any Related Party, or any prior holder of the Mortgage has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

              (cc) All improvements upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage, and such other hazards as are customary in the area where the Mortgaged Property is located, including, without limitation, earthquake hazards, pursuant to insurance policies conforming to the requirements of the Accepted Servicing Practices and consistent with the Approved Underwriting Guidelines. If the Mortgaged Property at origination was located in an area identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), such Mortgaged Property was covered by flood insurance at origination. Each individual insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement, and contain a standard mortgage clause naming the originator of such Mortgage Loan, and its successors and assigns, as mortgagee and loss payee. All premiums thereon have been paid. In addition each insurance policy requires prior notice to the insured of termination or cancellation and no such notice has been received. The Mortgage obligates the Mortgagor to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor, and none of the Company, the Seller, the Related Parties, or any prior holder of the Mortgage has acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect, and enforceability thereof;

              (dd) If the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser or any other Person to any trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

              (ee) The Mortgaged Property consists of one or more parcels of real property separately assessed for tax purposes. To the extent there is erected thereon a detached or an attached one-family residence or a detached two-to-six-family dwelling, or an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development, or a commercial property, a manufactured home, or a mixed use or multiple purpose property, such residence, dwelling or unit is not (i) a unit in a cooperative apartment, (ii) a property constituting part of a syndication, (iii) a time share unit, (iv) a property held in trust, (v) a mobile home, (vi) a log-constructed home, or (vii) a recreational vehicle;

              (ff) There exist no material deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made or which the Seller expects not to be cured, and no escrow deposits or payments of other charges or payments due the mortgagee have been capitalized under the Mortgage or the Mortgage Note. All escrow deposits and similar payments required pursuant to the Mortgage Loans are in the Escrow Account;

              (gg) Such Mortgage Loan was not originated at a below market interest rate. Such Mortgage Loan does not have a shared appreciation feature, or other contingent interest feature, or negative amortization;

              (hh) The origination and collection practices used by the Seller and the Approved Mortgage Seller with respect to such Mortgage Loan have been in all respects legal, proper, prudent, and customary in the mortgage origination and servicing business with respect to mortgage loans similar to the Mortgage Loans. No fraudulent acts were committed by the Company, the Seller, or any Related Party, or the Servicer in connection with or related to the origination, servicing or collection of each Mortgage Loan;

              (ii) The Mortgagor has, to the extent required by applicable law, executed a statement to the effect that the Mortgagor has received all disclosure materials, if any, required by applicable law with respect to the making of fixed-rate mortgage loans. The Servicer has maintained or caused to be maintained such statement in the Servicing File;

              (jj) All amounts received by the Approved Mortgage Originators with respect to such Mortgage Loan after the applicable Cut-Off Date and required to be deposited in the Collection Account have been so deposited in the Collection Account and are, as of the Closing Date, or will be as of the Funding Date, as applicable, in the Collection Account;

              (kk) The appraisal report with respect to the Mortgaged Property contained in the Servicing File was signed prior to the approval of the application for such Mortgage Loan by a qualified appraiser, duly appointed by the originator of such Mortgage Loan, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof and whose compensation is not affected by the approval or disapproval of such application;

              (ll) Except as disclosed in the related Mortgage Loan Data Transmission, the Mortgagor represented at the time of origination that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

              (mm) There has been no governmental or regulatory action or third party claim made, instituted or threatened in writing with respect to the Mortgaged Property relating to a violation of any applicable federal, state or local environmental law, statute, ordinance, regulation, order, decree or standard;

              (nn) Each Mortgage Loan is eligible to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code assuming a REMIC election were to be made and an Eligible Mortgage Loan;

              (oo) With respect to Second Lien Mortgage Loans:

                  (i) the Mortgagor has not received notice from the holder of the prior mortgage that such prior mortgage is in default;

                  (ii) no consent from the holder of the prior mortgage is needed for the creation of the second lien Mortgage or, if required, has been obtained and is in the related Servicing File;

                  (iii) if the prior mortgage has a negative amortization, the Combined LTV was determined using the maximum loan amount of such prior mortgage; and

                  (iv) the related first mortgage loan encumbering the related Mortgaged Property does not have a mandatory future advance provision.

              (pp) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

              (qq) Each Mortgaged Property is in compliance with all environmental laws, ordinances, rules, regulations and orders of federal, state or governmental authorities relating thereto. No hazardous material has been or is incorporated in, stored on or under (other than properly stored materials used for reasonable residential purposes), released from, treated on, transported to or from, or disposed of on or from, any Mortgaged Property such that, under applicable law (A) any such hazardous material would be required to be eliminated before the Mortgaged Property could be altered, renovated, demolished or transferred, or (B) the owner of the Mortgaged Property, or the holder of a security interest therein, could be subjected to liability for the removal of such hazardous material or the elimination of the hazard created thereby. Neither Seller, the Company nor any Related Party has received notification from any federal, state or other governmental authority relating to any hazardous materials on or affecting the Mortgaged Property or to any potential or known liability under any environmental law arising from the ownership or operation of the Mortgaged Property. For the purposes of this subsection, the term "hazardous materials" shall include, without limitation, gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, lead, lead-based paint and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, CERCLA, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and any regulations promulgated pursuant thereto;

              (rr) No Mortgage Loan is a loan the proceeds of which was to be used for business purposes, except for those indicated by code in the Mortgage Loan Data Transmission;

              (ss) No Mortgage Loan has been made to limited or no documentation borrowers unless such Mortgage Loan conforms to a limited documentation program identified in the Approved Underwriting Guidelines;

              (tt) No Mortgage Loan is cross-collateralized or cross-defaulted except as has been disclosed to and approved by Purchaser in writing;

              (uu) No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended ("HOEPA"), (b) a "high cost" mortgage loan, "covered" mortgage loan or "predatory" mortgage loan or any other comparable term, no matter how defined, under any federal, state or local law, or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361 or any other statute or regulation providing assignee liability to holders of such mortgage loans. The total combined points and fees charged in connection with the origination of the Mortgage Loan does not exceed 8% of the original principal balance of the Mortgage Loan;

              (vv) No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor's ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan;

              (ww) The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

              (xx) The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects and each prepayment charge is permissible, enforceable and collectable under applicable federal and state law;

              (yy) No Mortgage Loan secured by a mortgaged property located in the State of Georgia was originated prior to March 7, 2003;

              (zz) Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a pass-through transfer without unreasonable credit enhancement;

              (aaa) All points, fees and charges related to each Mortgage Loan (whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan) were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. No Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of the related Mortgage Loan;

              (bbb) Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a prepayment penalty. For any Mortgage Loan originated prior to October 1, 2002 that is subject to a prepayment penalty, such prepayment penalty does not extend beyond five years after the date of origination. For any Mortgage Loan originated on or following October 1, 2002 that is subject to a prepayment penalty, such prepayment penalty does not extend beyond three years after the date of origination. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, each Approved Mortgage Originator shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments;

              (ccc) Each Approved Mortgage Originator has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, as amended (collectively, the "Anti-Money Laundering Laws"); the Approved Mortgage Originator has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

              (ddd) No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor's principal dwelling. No Mortgage Loan is a "High Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"). Each Mortgage Loan that is a "Home Loan" under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

              (eee) No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator;

              (fff) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

              (ggg) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

              (hhh) With respect to any Mortgage Loan which is secured by manufactured housing, such Mortgage Loan satisfies the requirements for inclusion in residential mortgage backed securities transactions rated by Standard & Poor's Ratings Services;;

              (iii) Each Mortgage File delivered to the Custodian pursuant to the terms hereof is complete in all material respects; and

              (jjj) No proceeds from any Mortgage Loan were used to finance single-premium credit life insurance.

                                   Schedule 2

                    REPRESENTATIONS AND WARRANTIES RE: SELLER

         Seller represents and warrants to the Purchaser that:

         (a) Existence. The Seller (a) is corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation,
(b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law.

         (b) Financial Condition. The Seller has heretofore furnished to the Lender the related consolidated statements of income and retained earnings and of cash flows for American Business Financial Services, Inc. and its consolidated Subsidiaries for the one year period ending June 30, 2003, setting forth comparative form the figures for the previous year. All such financial statements are materially complete and correct and fairly present the consolidated financial condition of the Seller and its Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. Except as disclosed in the Loan Agreement, there has been no development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.

         (c) Litigation. Except as disclosed in the Loan Agreement, there are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Seller or any of its Subsidiaries or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a Material Adverse Effect, or
(ii) which questions the validity or enforceability of this Agreement, the Loan Documents or any action to be taken in connection with the transactions contemplated hereby or thereby and there is a reasonable likelihood of a materially adverse decision or a Material Adverse Effect.

         (d) No Breach. Neither (a) the execution and delivery of this Agreement or any of the other the Loan Documents nor (b) the consummation of the transactions herein and therein contemplated in compliance with the terms and provisions hereof and thereof, will conflict with or result in a breach of the charter or by-laws of the Seller, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or instrument, indenture or other material agreement to which the Seller or any of its Subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such instrument, indenture or other material agreement, or (except for the Liens created pursuant to the Loan Agreement) result in the creation or imposition of any Lien upon any property of the Seller or any of its Subsidiaries, pursuant to the terms of any such agreement or instrument.

         (e) Action. The Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations hereunder and under each of the Loan Documents to which it is a party; the execution, delivery and performance by the Seller of this Agreement and each of the Loan Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and this Agreement and each Loan Document to which it is a party has been duly and validly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms.

         (f) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by the Seller of this Agreement, and each of the Loan Documents to which it is a party or for the legality, validity or enforceability hereof and thereof, except for filings and recordings in respect of the Liens created pursuant to the Loan Agreement.

         (g) Taxes. The Seller and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Seller and its Subsidiaries in respect of taxes and other governmental charges are adequate.

         (h) Investment Company Act. Neither the Seller nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Neither the Seller, nor any of its Subsidiaries is subject to any Federal or state statute or regulation which limits its ability to incur indebtedness.

         (i) No Legal Bar. The execution, delivery and performance of this Agreement, will not violate any Requirement of Law or Contractual Obligation of the Seller or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than the Liens created under the Loan Agreement) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         (j) No Default. Neither the Seller nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         (k) Chief Operating Office. The Seller's chief executive office and operating office on the Effective Date are located at the locations described in the Loan Agreement.

         (l) Location of Books and Records. The location where the Seller keeps its books and records including all computer tapes and records relating to the Assets is its chief executive office or chief operating office.

         (m) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller to the Purchaser or the Lender in connection with the negotiation, preparation or delivery of this Agreement, the Loan Agreement, the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Seller to the Purchaser or the Lender in connection with this Agreement, the Loan Agreement, and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no Material Adverse Change and no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, the Loan Agreement in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

         (n) ERISA. Each Plan to which the Seller or its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which the Seller would be under an obligation to furnish a report to the Lender under the Loan Agreement. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) has occurred with respect to any Plan. Neither the Seller nor any ERISA Affiliate is subject to any present or potential liability under Title IV of ERISA which, individually or in the aggregate, could have a Materially Adverse Effect. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or trust established under Title IV of ERISA has been, or is expected by the Seller or any ERISA Affiliate to be, incurred by the Seller or any ERISA Affiliate. None of the Seller nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by the Seller or ERISA Affiliate to be imposed on the assets of the Seller or any member ERISA Affiliate. Neither the Seller nor any ERISA Affiliate has engaged in any transaction prohibited by
Section 408 of ERISA or Section 4975 of the Code. As of the Closing Date and throughout the term of the Agreement, the Seller is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and none of the assets of the Seller will constitute "plan assets" of one or more such plans for purposes of Title I of ERISA or section 4975 of the Code.

         (o) Licenses. The Purchaser will not be required as a result of acquiring title to the Assets hereunder to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it currently so required or (ii) under any state consumer lending, fair debt collection or other applicable state statute or regulation.

         (p) Relevant States. The Seller is licensed (or exempt from licensing) to originate Mortgage Loans in its own name or through brokers on the date of this Agreement in all states where it originates Mortgage Loans.

         (q) True Sales. Any and all interest of a Qualified Originator in, to and under any Mortgage funded in the name of or acquired by such Qualified Originator or seller which is an Affiliate of the Purchaser has been sold, transferred, conveyed and assigned to the Seller pursuant to a legal sale and such Qualified Originator retains no interest in such Mortgage Loan, and if so requested by the Purchaser, is covered by an opinion of counsel to that effect in form and substance acceptable to the Purchaser.

         (r) No Burdensome Restrictions. Other than as disclosed in the Loan Agreement, no Requirement of Law or Contractual Obligation of the Seller or any of its Subsidiaries has been enacted or entered into since the date of the financial statements previously delivered to Lender which would preclude Seller from continuing its operations consistent with past practices or which is reasonably expected to have a Material Adverse Effect.

         (s) Subsidiaries. All of the Subsidiaries of the Seller at the date hereof are listed on Schedule 6.22 to the Loan Agreement.

         (t) Seller Solvent; Fraudulent Conveyance. As of the date hereof and immediately following each Transfer Date after giving effect to purchase, the fair value of the assets of the Seller is greater than the fair value of its respective liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of the Seller in accordance with GAAP), and the Seller is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. The Seller does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature. The Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Seller or any of its assets. The Seller is not transferring any Mortgage Loans with any intent to hinder, delay or defraud any of its respective creditors.

                                TABLE OF CONTENTS

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
ARTICLE I             DEFINITIONS; CONSTRUCTION..................................................................2

         Section 1.01          Definitions.......................................................................2

         Section 1.02          Construction......................................................................2

ARTICLE II            SALE OF ASSETS; PAYMENT OF PURCHASE PRICE..................................................2

         Section 2.01          Sale of Assets to Purchaser.......................................................2

         Section 2.02          Obligations of Seller.............................................................4

         Section 2.03          Dispositions......................................................................5

ARTICLE III           REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH........................................5

         Section 3.01          Seller's Representations and Warranties...........................................5

         Section 3.02          Reconstitution of Mortgage Loans..................................................6

ARTICLE IV            SELLER COVENANTS...........................................................................7

         Section 4.01          No Further Sale or Transfer.......................................................7

         Section 4.02          Defense of Right, Title and Interest..............................................7

         Section 4.03          Separateness Covenants............................................................7

         Section 4.04          Further Assurances................................................................7

ARTICLE V             PURCHASER COVENANTS........................................................................7

ARTICLE VI            TERMINATION................................................................................8

         Section 6.01          Termination.......................................................................8

ARTICLE VII           MISCELLANEOUS PROVISIONS...................................................................9

         Section 7.01          Amendment.........................................................................9

         Section 7.02          Governing Law.....................................................................9

         Section 7.03          Notices...........................................................................9

         Section 7.04          Severability of Provisions.......................................................10

         Section 7.05          Counterparts.....................................................................10

         Section 7.06          Further Agreements...............................................................10

         Section 7.07          Recordation and Sales............................................................10

         Section 7.08          Successors and Assigns; Assignment of Purchase Agreement.........................10

         Section 7.09          Survival.........................................................................11

         Section 7.10          Restrictions on Transfer.........................................................11